Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2018 SECOND-QUARTER RESULTS
CHICAGO, IL, July 19, 2018 - GATX Corporation (NYSE:GATX) today reported 2018 second quarter net income of $38.8 million or $1.01 per diluted share, compared to net income of $53.4 million or $1.35 per diluted share in the second quarter of 2017. Net income for the first six months of 2018 was $115.1 million or $2.99 per diluted share, compared to $110.9 million or $2.79 per diluted share in the prior year period. The 2018 second quarter and year-to-date results include a net negative impact of $5.8 million or $0.15 per diluted share, attributed to costs associated with the closure of a railcar maintenance facility in Germany. The 2017 second quarter and year-to-date results include net gains of approximately $1.1 million or $0.03 per diluted share, associated with the planned exit of the majority of Portfolio Management’s marine investments. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.
Brian A. Kenney, president and chief executive officer of GATX stated, “Rail North America experienced a more favorable industry environment in the second quarter, as railroad car loadings increased and railroad velocity decreased relative to 2017. Although lease revenue remains under pressure due to continued railcar oversupply and a large railcar manufacturing backlog, Rail North America continues to perform extremely well. Fleet utilization was 98.9% at quarter end, the renewal success rate was 78.6% during the quarter, absolute lease rates increased across the fleet and costs remain under control. The renewal lease rate change for GATX’s Lease Price Index was negative 16.1% in the second quarter with an average renewal term of 41 months.
“Rail International is performing very well. In Europe, we are seeing gradual, broad improvement across the chemical, petroleum, and freight markets. As a result, utilization at GATX Rail Europe increased to 97.8% at quarter end. In India, customer demand for new railcar leases is gaining momentum, and total investment volume for 2018 will be strong.
“Rolls-Royce and Partners Finance affiliates’ performance continues to drive solid results within the Portfolio Management segment. American Steamship Company successfully deployed ten vessels into service and is seeing increased demand for its services.
Mr. Kenney concluded, “Given the improving business environment, we now expect our 2018 full-year earnings to be in the range of $4.90 to $5.10 per diluted share. This guidance excludes the impact of the railcar maintenance facility closure in Germany, as noted above.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $64.2 million in the second quarter of 2018, compared to $74.9 million in the second quarter of 2017. Lower segment profit was a result of lower lease revenues and lower gains on asset dispositions. Year-to-date, Rail North America reported segment profit of $173.1 million, compared to $167.9 million in the same period of 2017. Lower revenues in 2018 were more than offset by higher gains on asset dispositions in 2018, resulting in slightly higher segment profit.
At June 30, 2018, Rail North America’s wholly owned fleet was comprised of approximately 119,000 railcars, including approximately 16,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 98.9% at the end of the second quarter, compared to 98.2% at the end of the prior quarter and 98.8% at the end of the second quarter of 2017. During the second quarter of 2018, the renewal lease rate change of the GATX Lease Price Index (LPI) was negative 16.1%. This compares to negative 11.6% in the prior quarter and negative 21.4% in the second quarter of 2017. The average lease renewal term for cars included in the LPI during the second quarter was 41 months, compared to 34 months in the prior quarter and 32 months in the second quarter of 2017. Rail North America’s investment volume during the second quarter was $149.1 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $12.8 million in the second quarter of 2018 compared to $16.6 million in the second quarter of 2017. Rail International reported segment profit of $31.8 million year-to-date 2018, compared to $30.0 million for the same period of 2017. The second quarter and year-to-date 2018 results include $8.6 million of expense ($5.8 million after-tax) related to the closure of GATX Rail Europe's (GRE) railcar maintenance facility in Germany. Favorable results in the comparative periods were driven by more railcars on lease and foreign exchange impacts.
At June 30, 2018, GRE's fleet consisted of approximately 23,100 cars and utilization was 97.8%, compared to 96.7% at the end of the prior quarter and 95.7% at the end of the second quarter of 2017. Additional fleet statistics for GRE are provided on the last page of this press release.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $11.4 million in the second quarter of 2018, compared to $19.8 million in the second quarter of 2017. Segment profit year-to-date 2018 was $25.3 million, compared to $34.5 million for the same period of 2017. The decline in segment profit in the second quarter and year-to-date was predominantly driven by lower residual sharing fees. Second quarter and year-to-date 2017 segment profit also includes a net pre-tax gain of approximately $1.8 million ($1.1 million after-tax) associated with the planned exit of the majority of the marine investments. Performance at the Rolls-Royce and Partners Finance affiliates (RRPF) continues to be very strong, as evidenced by the increase in Share of Affiliate’s Earnings for both the second quarter and year-to-date 2018 reported results.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $8.0 million in the second quarter of 2018, compared to $6.5 million in the second quarter of 2017. Segment profit year-to-date 2018 was $8.8 million, compared to $6.3 million for the same period of 2017. ASC carried 9.0 million net tons of cargo through the second quarter of

2018, compared to 9.5 million during the same period in 2017. The improvement in segment profit was primarily driven by more efficient fleet performance.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for 120 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2018 second-quarter results. Call details are as follows:
Thursday, July 19th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-667-5617
International Dial-In: 1-334-323-0505
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 3565818

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
a significant decline in customer demand for our railcars or other assets or services, including as a result of:
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weak macroeconomic conditions
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weak market conditions in our customers' businesses
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declines in harvest or production volumes
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adverse changes in the price of, or demand for, commodities
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changes in railroad operations or efficiency
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changes in supply chains
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availability of pipelines, trucks, and other alternative modes of transportation
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other operational or commercial needs or decisions of our customers
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higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
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events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
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financial and operational risks associated with long-term railcar purchase commitments
•
reduced opportunities to generate asset remarketing income

•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures
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the impact of changes to the Internal Revenue Code as a result of the Tax Cuts and Jobs Act of 2017, and uncertainty as to how this legislation will be interpreted and applied.
•
fluctuations in foreign exchange rates
•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
asset impairment charges we may be required to recognize
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deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
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risks related to international operations and expansion into new geographic markets
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changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(07/19/18)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30

	2018	2017	2018	2017
Revenues
Lease revenue	$271.0	$274.1	$544.2	$546.8
Marine operating revenue	55.8	55.1	70.0	72.1
Other revenue	22.7	19.2	40.6	45.6
Total Revenues	349.5	348.4	654.8	664.5
Expenses
Maintenance expense	82.0	84.9	163.2	162.8
Marine operating expense	37.6	38.0	50.1	50.9
Depreciation expense	81.1	77.3	158.5	149.3
Operating lease expense	12.7	15.2	25.7	31.0
Other operating expense	9.1	7.8	17.7	17.4
Selling, general and administrative expense	46.2	42.6	91.1	85.3
Total Expenses	268.7	265.8	506.3	496.7
Other Income (Expense)
Net gain on asset dispositions	6.1	22.0	62.2	46.9
Interest expense, net	(42.2)	(40.0)	(82.1)	(79.2)
Other expense	(9.8)	(1.6)	(11.1)	(3.1)
Income before Income Taxes and Share of Affiliates’ Earnings	34.9	63.0	117.5	132.4
Income taxes	(9.1)	(19.3)	(29.7)	(39.9)
Share of affiliates’ earnings, net of taxes	13.0	9.7	27.3	18.4
Net Income	$38.8	$53.4	$115.1	$110.9

Share Data
Basic earnings per share	$1.03	$1.37	$3.05	$2.83
Average number of common shares	37.7	39.0	37.8	39.2
Diluted earnings per share	$1.01	$1.35	$2.99	$2.79
Average number of common shares and common share equivalents	38.4	39.5	38.5	39.7
Dividends declared per common share	$0.44	$0.42	$0.88	$0.84

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2018	2017
Assets
Cash and Cash Equivalents	$237.4	$296.5
Restricted Cash	3.7	3.2
Receivables
Rent and other receivables	84.7	83.4
Finance leases	130.8	136.1
Less: allowance for losses	(6.5)	(6.4)
	209.0	213.1

Operating Assets and Facilities	9,206.7	9,045.4
Less: allowance for depreciation	(2,911.8)	(2,853.3)
	6,294.9	6,192.1

Investments in Affiliated Companies	468.9	441.0
Goodwill	84.0	85.6
Other Assets	197.6	190.9
Total Assets	$7,495.5	$7,422.4

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$162.5	$154.3
Debt
Commercial paper and borrowings under bank credit facilities	4.3	4.3
Recourse	4,397.9	4,371.7
Capital lease obligations	11.9	12.5
	4,414.1	4,388.5

Deferred Income Taxes	881.4	853.7
Other Liabilities	219.9	233.2
Total Liabilities	5,677.9	5,629.7
Total Shareholders’ Equity	1,817.6	1,792.7
Total Liabilities and Shareholders’ Equity	$7,495.5	$7,422.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$217.6	$52.2	$0.2	$1.0	$—	$271.0
Marine operating revenue	—	—	3.5	52.3	—	55.8
Other revenue	20.1	2.2	0.4	—	—	22.7
Total Revenues	237.7	54.4	4.1	53.3	—	349.5
Expenses
Maintenance expense	64.1	11.2	—	6.7	—	82.0
Marine operating expense	—	—	4.2	33.4	—	37.6
Depreciation expense	61.8	13.8	1.9	3.6	—	81.1
Operating lease expense	12.7	—	—	—	—	12.7
Other operating expense	7.5	1.5	0.1	—	—	9.1
Total Expenses	146.1	26.5	6.2	43.7	—	222.5
Other Income (Expense)
Net gain on asset dispositions	4.7	1.1	0.3	—	—	6.1
Interest (expense) income, net	(31.1)	(8.9)	(2.7)	(1.5)	2.0	(42.2)
Other expense	(1.2)	(7.3)	—	(0.1)	(1.2)	(9.8)
Share of affiliates’ pre-tax income	0.2	—	15.9	—	—	16.1
Segment profit	$64.2	$12.8	$11.4	$8.0	$0.8	$97.2
Less:
Selling, general and administrative expense						46.2
Income taxes (includes $3.1 related to affiliates’ earnings)						12.2
Net income						$38.8
Selected Data:
Investment volume	$149.1	$34.6	$—	$4.1	$0.8	$188.6
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$4.2	$—	—	$—	$—	$4.2
Residual sharing income	0.3	—	0.3	—	—	0.6
Non-remarketing disposition gains (1)	0.2	1.1	—	—	—	1.3
Asset impairments	—	—	—	—	—	—
	$4.7	$1.1	0.3	$—	$—	$6.1

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2017
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$225.7	$46.2	$1.2	$1.0	$—	$274.1
Marine operating revenue	—	—	7.4	47.7	—	55.1
Other revenue	17.3	1.6	0.3	—	—	19.2
Total Revenues	243.0	47.8	8.9	48.7	—	348.4
Expenses
Maintenance expense	68.5	9.7	—	6.7	—	84.9
Marine operating expense	—	—	7.4	30.6	—	38.0
Depreciation expense	59.7	11.8	1.8	4.0	—	77.3
Operating lease expense	14.8	—	—	0.4	—	15.2
Other operating expense	6.3	1.2	0.3	—	—	7.8
Total Expenses	149.3	22.7	9.5	41.7	—	223.2
Other Income (Expense)
Net gain on asset dispositions	10.7	0.8	10.5	—	—	22.0
Interest (expense) income, net	(28.5)	(8.1)	(2.4)	(1.3)	0.3	(40.0)
Other (expense) income	(1.2)	(1.1)	—	0.8	(0.1)	(1.6)
Share of affiliates’ pre-tax income (loss)	0.2	(0.1)	12.3	—	—	12.4
Segment profit	$74.9	$16.6	$19.8	$6.5	$0.2	$118.0
Less:
Selling, general and administrative expense						42.6
Income taxes (includes $2.7 related to affiliates’ earnings)						22.0
Net income						$53.4
Selected Data:
Investment volume	$127.6	$33.1	$—	$5.5	$0.1	$166.3
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$10.9	$—	$1.8	$—	$—	$12.7
Residual sharing income	0.2	—	8.7	—	—	8.9
Non-remarketing disposition gains (1)	1.5	0.8	—	—	—	2.3
Asset impairments	(1.9)	—	—	—	—	(1.9)
	$10.7	$0.8	$10.5	$—	$—	$22.0

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$437.1	$104.6	$0.5	$2.0	$—	$544.2
Marine operating revenue	—	—	7.9	62.1	—	70.0
Other revenue	35.9	4.2	0.5	—	—	40.6
Total Revenues	473.0	108.8	8.9	64.1	—	654.8
Expenses
Maintenance expense	132.2	23.7	—	7.3	—	163.2
Marine operating expense	—	—	8.5	41.6	—	50.1
Depreciation expense	123.3	27.9	3.7	3.6	—	158.5
Operating lease expense	25.7	—	—	—	—	25.7
Other operating expense	14.4	3.0	0.3	—	—	17.7
Total Expenses	295.6	54.6	12.5	52.5	—	415.2
Other Income (Expense)
Net gain on asset dispositions	58.8	2.7	0.6	0.1	—	62.2
Interest (expense) income, net	(61.3)	(17.6)	(5.0)	(2.8)	4.6	(82.1)
Other expense	(2.1)	(7.5)	—	(0.1)	(1.4)	(11.1)
Share of affiliates’ pre-tax income	0.3	—	33.3	—	—	33.6
Segment profit	$173.1	$31.8	$25.3	$8.8	$3.2	$242.2
Less:
Selling, general and administrative expense						91.1
Income taxes (includes $6.3 related to affiliates’ earnings)						36.0
Net income						$115.1
Selected Data:
Investment volume	$285.6	$64.1	$—	$15.8	$1.5	$367.0
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$54.1	$—	$—	$0.1	$—	$54.2
Residual sharing income	0.4	—	0.6	—	—	1.0
Non-remarketing disposition gains (1)	4.3	2.7	—	—	—	7.0
Asset impairments	—	—	—	—	—	—
	$58.8	$2.7	$0.6	$0.1	$—	$62.2

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2017
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$452.9	$89.5	$2.4	$2.0	$—	$546.8
Marine operating revenue	—	—	18.0	54.1	—	72.1
Other revenue	42.1	2.7	0.8	—	—	45.6
Total Revenues	495.0	92.2	21.2	56.1	—	664.5
Expenses
Maintenance expense	136.2	19.7	—	6.9	—	162.8
Marine operating expense	—	—	15.0	35.9	—	50.9
Depreciation expense	118.7	23.0	3.5	4.1	—	149.3
Operating lease expense	29.8	—	—	1.2	—	31.0
Other operating expense	14.4	2.4	0.6	—	—	17.4
Total Expenses	299.1	45.1	19.1	48.1	—	411.4
Other Income (Expense)
Net gain on asset dispositions	34.5	1.6	10.8	—	—	46.9
Interest (expense) income, net	(59.6)	(16.0)	(4.6)	(2.5)	3.5	(79.2)
Other (expense) income	(3.2)	(2.6)	2.3	0.8	(0.4)	(3.1)
Share of affiliates’ pre-tax income (loss)	0.3	(0.1)	23.9	—	—	24.1
Segment profit	$167.9	$30.0	$34.5	$6.3	$3.1	$241.8
Less:
Selling, general and administrative expense						85.3
Income taxes (includes $5.7 related to affiliates’ earnings)						45.6
Net income						$110.9
Selected Data:
Investment volume	$230.4	$51.8	$—	$12.8	$0.3	$295.3
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$32.0	$—	$1.8	$—	$—	$33.8
Residual sharing income	0.3	—	9.0	—	—	9.3
Non-remarketing disposition gains (1)	4.1	1.6	—	—	—	5.7
Asset impairments	(1.9)	—	—	—	—	(1.9)
	$34.5	$1.6	$10.8	$—	$—	$46.9

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Net income (GAAP)	$38.8	$53.4	$115.1	$110.9

Adjustments attributable to consolidated pre-tax income:
Costs attributable to the closure of a maintenance facility at Rail International	8.6	—	8.6	—
Net gain on wholly owned Portfolio Management marine investments	—	(1.8)	—	(1.8)
Total adjustments attributable to consolidated pre-tax income	$8.6	$(1.8)	$8.6	$(1.8)
Income taxes thereon, based on applicable effective tax rate	$(2.8)	$0.7	$(2.8)	$0.7

Net income, excluding tax adjustments and other items (non-GAAP)	$44.6	$52.3	$120.9	$109.8

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Diluted earnings per share (GAAP)	$1.01	$1.35	$2.99	$2.79
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.16	$1.32	$3.14	$2.76

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,304.3	$5,296.3	$5,334.0	$5,362.2	$5,409.0
Rail International	1,209.3	1,249.4	1,291.5	1,329.0	1,266.6
Portfolio Management	573.2	614.0	580.6	593.1	605.8
ASC	322.0	310.2	286.6	298.2	313.6
Other	63.9	60.6	65.7	59.8	61.1
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,472.7	$7,530.5	$7,558.4	$7,642.3	$7,656.1
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(284.3)	$(199.2)	$(296.5)	$(233.1)	$(237.4)
Commercial paper and bank credit facilities	15.7	15.7	4.3	4.4	4.3
Recourse debt	4,261.2	4,266.7	4,371.7	4,359.5	4,397.9
Capital lease obligations	13.1	12.8	12.5	12.2	11.9
Total debt, net of unrestricted cash (GAAP)	4,005.7	4,096.0	4,092.0	4,143.0	4,176.7
Off-balance sheet recourse debt	488.6	471.5	435.7	411.7	401.7
Total recourse debt, net of unrestricted cash, as adjusted (non-GAAP) (1)	$4,494.3	$4,567.5	$4,527.7	$4,554.7	$4,578.4
Shareholders’ Equity (2)	$1,443.0	$1,470.2	$1,792.7	$1,839.7	$1,817.6
Recourse Leverage (3)	3.1	3.1	2.5	2.5	2.5
 _________

(1)	Includes on- and off-balance sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(2)	Balances for 12/31/2017, 3/31/2018 and 6/30/2018 reflect the impact of the Tax Cuts and Jobs Act recognized in the fourth quarter of 2017.

(3)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)
Total Assets	$7,272.1	$7,261.9	$7,422.4	$7,468.0	$7,495.5
Less: cash	(288.0)	(202.9)	(299.7)	(237.4)	(241.1)
Total Assets, excluding cash (GAAP)	6,984.1	7,059.0	7,122.7	7,230.6	7,254.4
Add off-balance sheet assets:
Rail North America	488.1	471.3	435.7	411.7	401.7
ASC	0.5	0.2	—	—	—
Total off-balance sheet assets	488.6	471.5	435.7	411.7	401.7
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,472.7	$7,530.5	$7,558.4	$7,642.3	$7,656.1

(*) We include total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because we believe it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(21.4)%	(27.0)%	(32.4)%	(11.6)%	(16.1)%
Average renewal term (months)	32	35	36	34	41
Fleet Rollforward (2)
Beginning balance	103,672	104,007	103,692	103,730	102,597
Cars added	1,224	637	786	1,226	1,231
Cars scrapped	(640)	(854)	(600)	(673)	(720)
Cars sold	(249)	(98)	(148)	(1,686)	(218)
Ending balance	104,007	103,692	103,730	102,597	102,890
Utilization	98.8%	98.5%	98.2%	98.2%	98.9%
Average active railcars	102,760	102,555	102,078	101,208	101,330
Boxcar Fleet
Ending balance	17,138	16,555	16,398	16,227	16,007
Utilization	90.2%	92.4%	92.6%	93.5%	92.8%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	23,131	23,180	23,227	23,166	23,004
Cars added	288	179	197	63	245
Cars scrapped/sold	(239)	(132)	(258)	(225)	(125)
Ending balance	23,180	23,227	23,166	23,004	23,124
Utilization	95.7%	95.6%	96.8%	96.7%	97.8%
Average active railcars	22,024	22,215	22,290	22,237	22,407
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	76.6%	76.1%	77.3%	77.5%	78.0%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	6.4%	3.8%	2.9%	(0.3)%	1.3%
Year-over-year Change in U.S. Carloadings (chemical) (4)	0.1%	0.2%	1.2%	3.1%	3.8%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(14.1)%	(14.8)%	(12.2)%	3.3%	6.8%
Production Backlog at Railcar Manufacturers (5)	66,561	64,253	58,275	55,216	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	8.5	9.8	8.5	0.9	8.1
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.